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                            UNITED STATES OF AMERICA
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



        Date of Report (Date of earliest event reported) October 17, 2000
                              (September 12, 2000)


  National Residential Properties, Inc. (f/k/a National Rehab Properties, Inc.)
             (Exact name of registrant as specified in its charter)



          Nevada                      0-27159                  65-0439467
          ------                      -------                  ----------
      (State or other               (Commission               (IRS Employer
        Jurisdiction                File Number)            Identification No.)
      Of Incorporation)

         2921 NW 6th Avenue, Miami, Florida                       33127
         (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:   (305) 573-8882



                        This Document consists of 2 pages

Item 5:  Other Items

Change of Name - Amendment of Articles of Incorporation

         On September 12, 2000 pursuant to a vote of the shareholders at the annual meeting of shareholders held at the offices of the Registrant, the shareholders of the Registrant voted to amend the Articles of Incorporation of the Registrant to change the name of the Registrant from National Rehab Properties, Inc. to "National Residential Properties, Inc." Effective after the September 12, 2000 meeting, the name of the Registrant is "National Residential Properties, Inc." The change of name was made in order to more clearly reflect the business of the Registrant.

         Additionally, at the same annual meeting, the following persons, each of who was an existing director, were elected to the board of directors: Richard Astrom, Christopher Astrom and Braulio Gutierrez, by a majority of the votes represented at the meeting.

Exhibits

         None.

                                   SIGNATURES

                                       National Residential Properties, Inc.
                                       (Registrant)

Date:   October 17,  2000
                                       s/s Richard Astrom
                                       ----------------------------------------
                                       Richard Astrom - Authorized Officer & CEO